UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) November 19, 2004

ALTUS EXPLORATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31444

(Commission File Number)

98-0361119

(IRS Employer Identification No.)

100-8900 Germantown Road, Olive Branch, Mississippi 38654 (Address of principal executive offices and Zip Code)

(662) 893-7376

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2004 the board of directors authorized the execution of stock option agreements with certain directors and officers, namely Wm. Milton Cox, Don Sytsma, Steve Bajic and Bassam Nastat, granting to each director/officer the right to purchase 1,175,000 shares of our common stock at an exercise price of $0.425 per share, exercisable for a period of 10 years. The options will vest in accordance with the vesting schedule set our in each director/officer’s stock option agreement, a copy of which is attached hereto as exhibit 10.1.

Item 9.01. Financial Statements and Exhibits. 10.1 Form of Stock Option Agreement with the following directors and officers:

   Steve BajicBassam
NastatWm.
Milton CoxDon
Sytsma

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Don SytsmaBy:
Don Sytsma

Chief Financial Officer, Treasurer and DirectorDate:
November 23, 2004